Exhibit 99.1

News Release

www.nortelnetworks.com

For more information:

FOR IMMEDIATE RELEASE		July 10, 2002

Business media:		Investors:
David Chamberlin 972-685-4648 ddchamb@nortelnetworks.com	Tina Warren 905-863-4702 tinawarr@nortelnetworks.com	888-901-7286 905-863-6049 investor@nortelnetworks.com

Nortel Networks Responds to S&P Announcement

TORONTO — After the close of trading on the New York and Toronto stock exchanges yesterday, Standard & Poor’s announced changes to the S&P indices, replacing the seven non-U.S. companies, including Nortel Networks* Corporation [NYSE/TSX: NT], currently in the S&P 500 index with seven U.S. corporations. Nortel Networks will also be replaced on the S&P 100 index. These changes are expected to be effective as of the close of trading on July 19, 2002.

Commenting on the announcement, Frank Dunn, president and chief executive officer, Nortel Networks, said, “As S&P indicated in their release, the purpose of the change is to put all S&P 500 index members in compliance with S&P’s current selection criteria, which require a member to be a ‘U.S. company’. We do not expect S&P’s announcement to have any impact on our day-to-day business operations. However, we are sensitive to the short-term impact this change may have on our investors.”

According to S&P’s release, Nortel Networks membership in the S&P/TSX 60 index and the S&P Global 1200 index is unaffected by yesterday’s announcement.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Metro and Enterprise Networks, Wireless Networks and Optical Long Haul Networks. As a global company, Nortel Networks does business in more than 150 countries. More information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

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Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and debt ratings; the ability to meet financial covenants contained in our credit agreements; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of increased provision of customer financing and commitments; stock market volatility; the entrance into an increased number of supply, turnkey, and outsourcing contracts which contain delivery, installation, and performance provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Corporation and Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Corporation and Nortel Networks Limited disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*	Nortel Networks, the Nortel Networks logo and the Globemark are trademarks of Nortel Networks.